Exhibit 99.3

Unaudited Pro Forma Consolidated Combined Financial Statements

The Unaudited Pro Forma Consolidated Combined Financial Statements, (the “pro forma financial statements”) combine the historical consolidated financial statements of NRG Yield, Inc., or the Company, and the financial statements of the entities that were acquired by the Company to illustrate the potential effect of the acquisition. The Company acquired 75% of the Class B interests of NRG Wind TE Holdco, or the November 2015 Drop Down Assets, from NRG Energy, Inc., or NRG, on November  3, 2015.  The pro forma financial statements are based on, and should be read in conjunction with, the:

• accompanying notes to the Unaudited Pro Forma Consolidated Combined Financial Statements;

• consolidated financial statements of the Company for the year ended December 31, 2014 and for the nine  months ended September 30, 2015, and the notes relating thereto, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015; and

• financial statements of NRG Wind TE Holdco LLC and subsidiaries for the year ended December 31, 2014 and for the nine months ended September 30, 2015, and the notes relating thereto included within Exhibits 99.1 and 99.2 to this Form 8-K/A.

The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition of the November 2015 Drop Down Assets, (2) factually supportable and (3) with respect to the pro forma statements of operations, expected to have a continuing impact on the combined results. The Unaudited Pro Forma Consolidated Combined Statements of Operations or the pro forma statement of operations, for the year ended December 31, 2014, and for the nine months ended September 30, 2015, give effect to the acquisition as if it occurred on January 1, 2014. The Unaudited Pro Forma Consolidated Combined Balance Sheet, or the pro forma balance sheet, as of September 30, 2015, gives effect to the acquisition as if it occurred on September 30, 2015.

The majority of the projects that comprise the November 2015 Drop Down Assets were acquired by NRG on April 1, 2014, and NRG applied the acquisition method of accounting and recorded the acquired assets and liabilities at fair market value on the date of the acquisition.  As the November 2015 Drop Down Assets and the Company are under common control, all of the assets were transferred to the Company at historical carrying value. For the assets were originally acquired by NRG on April 1, 2014, adjustments were made to reflect the accounting for NRG’s acquisition of the asset as if it occurred on January 1, 2014.

The pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what the combined company’s results of operations and financial position would have been had the acquisition of the November 2015 Drop Down Assets been completed on the dates indicated.  The Company could incur significant costs to integrate the businesses. The pro forma financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities.  In addition, the pro forma financial statements do not purport to project the future results of operations or financial position of the combined company.

Unaudited Pro Forma Consolidated Combined Income Statement

Nine Months Ended September 30, 2015

	NRG Yield, Inc. Historical	NRG Wind TE Holdco	Pro Forma Adjustments		Pro Forma Combined
	(in millions, except per share amounts)

Operating Revenues
Total operating revenues	$606	53	—		$659

Operating Costs and Expenses
Cost of operations	211	28	—		239
Depreciation and amortization	163	35	—		198
General and administrative - affiliate	9	—	—		9
Acquisition-related ransaction and integration costs	2	—	—		2
Total operating costs and expenses	385	63	—		448

Operating Income (Loss)	221	(10)	—		211

Other Income (Expense)
Equity in earnings of unconsolidated affiliates	29	—	—		29
Other income, net	2	—	—		2
Loss on debt extinguishment	(9)	—			(9)
Interest expense	(176)	(7)	(4	)(a)	(187)
Total other expense	(154)	(7)	(4)		(165)

Income (Loss) Before Income Taxes	67	(17)	—		46

Income tax expense (benefit)	8	—	—	(b)	8

Net Income (Loss)	59	(17)	(4)		38

Less: Net income (loss) attributable to noncontrolling interest	37	—	(6	)(c)	31
Net Income (Loss) Attributable to NRG Yield, Inc.	$22	(17)	2		$7

Earnings per share attributable to Class A and Class C common stockholders
Basic and diluted weighted average number of Class A common shares outstanding	35				35
Basic and diluted earnings per Class A common share	$0.28				0.10
Basic and diluted weighted average number of Class C common shares outstanding	44				44
Basic and diluted earnings per Class C common share	$0.28				0.08

Unaudited Pro Forma Consolidated Combined Income Statement

Year Ended December 31, 2014

	NRG Yield, Inc. Historical	NRG Wind TE Holdco (combined)	Pro Forma Adjustments		Pro Forma Combined
	(in millions, except per share amounts)

Operating Revenues
Total operating revenues	$689	80	(1	)(d)	$768

Operating Costs and Expenses
Cost of operations	239	34			273
Depreciation and amortization	166	49	(4	)(e)	211
General and administrative - affiliate	8	—			8
Acquisition-related trasaction and integration costs	4	—			4
Total operating costs and expenses	417	83	(4)		496

Operating Income	272	(3)	3		272

Other Income (Expense)
Equity in earnings of unconsolidated affiliates	27	(2)			25
Other income, net	3				3
Interest expense	(186)	(9)	(5	)(a)	(200)
Total other expense	(156)	(11)	(5)		(172)

Income (Loss) Before Income Taxes	116	(14)	(2)		100

Income tax expense (benefit)	4	(6)	1	(b)	(1)

Net Income (Loss)	112	(8)	(3)		101

Less: Pre-acquisition net income of acquired ROFO Assets	48				48

Net Income Excluding Pre-acquisition Net Income of Acquired ROFO Assets	64				53

Less: Net income (loss) attributable to noncontrolling interest	48		(3	)(c)	45

Net Income (Loss) Attributable to NRG Yield, Inc.	16	(8)	—		8

Earnings per share attributable to Class A and Class C common stockholders
Basic and diluted weighted average number of Class A common shares outstanding	28				28
Basic and diluted earnings per Class A common share	$0.30				$0.14
Basic and diluted weighted average number of Class C common shares outstanding	28				28
Basic and diluted earnings per Class C common share	$0.30				$0.14

Unaudited Pro Forma Consolidated Combined Balance Sheet

As of September 30, 2015

	NRG Yield, Inc. Historical	NRG Wind TE Holdco	Pro forma Adjustments		Pro Forma Combined
ASSETS (in millions)

Current Assets
Cash and cash equivalents	$125	20	$—		145
Restricted cash	69	—	—		69
Accounts receivable - trade, net	104	4	—		108
Accounts receivable - affiliate	1	1	—		2
Inventory	30	5	—		35
Derivative instruments	3	2	—		5
Notes receivable	7	—	—		7
Deferred income taxes	12		—		12
Prepayments and other current assets	25	2	—		27

Total current assets	376	34	—		410

Property, Plant and Equipment
Total property, plant & equipment	4,933	809	—		5,742
Less accumulated depreciation	(499)	(136)	—		(635)
Property, plant and equipment, net of accumulated depreciation	4,434	673	—		5,107

Other Assets
Equity investments in affiliates	553	176	—		729
Notes receivable	11	—	—		11
Intangible assets, net of accumulated amortization	1,377	2	—		1,379
Deferred income taxes	124	—	—		124
Other non-current assets	114	1	—		115

Total other assets	2,179	179	—		2,358

Total Assets	$6,989	$886	—		7,875

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Current portion of long-term debt and capital leases	$224	$11	—		235
Accounts payable	22	2	—		24
Payable to affiliates	58	—	—		58
Derivative instruments valuation	42	3	—		45
Accrued expenses and other current liabilities	79	8	—		87
Total current liabilities	425	24	—		449

Other Liabilities
Long-term debt and capital leases	4,285	183	209	(f)	4,677
Derivative instruments	74	12	—		86
Other non current liabilities	53	7	—		60
Total non-current liabilities	4,412	202	209		4,823

Total Liabilities	4,837	226	209		5,272

Stockholders’ Equity
Common stock	1		—		1
Additional paid-in capital	1,820	771	(771	)(g)	1,820
Retained earnings (accumulated deficit)	15	(98)	98		15
Accumulated other comprehensive loss	(32)	(13)	8		(37)
Noncontrolling interests	348	—	456		804
Total Stockholders’ Equity	2,152	660	(209)		2,603

Total Liabilities and Stockholders’ Equity	$6,989	$886	(209)		7,875

Notes to the Unaudited Pro Forma Consolidated Combined Financial Statements

(a)                              Reflects the estimated increase in interest expense for borrowings necessary to fund the purchase price of the acquisition. To fund the purchase price of the acquisition, the Company borrowed $209 million of its revolving credit facility, which bears interest at a rate of 1-month LIBOR plus 2.25%.

(b)                              For the year ended December 31, 2014, represents the adjustment to remove the predecessor income tax effect for NRG Wind TE Holdco, as well as to record the tax effect of NRG Wind TE Holdco’s losses for the period, including the impact of the reduction in revenue and change in depreciation expense, calculated utilizing the Company’s estimated combined statutory federal and state tax rate of 40.0%. For the nine months ended September 30, 2015, represents the tax effect of NRG Wind TE Holdco’s losses for the period, calculated utilizing the Company’s estimated combined statutory federal and state tax rate of 40.0%.

(c)                               Represents the adjustment to record noncontrolling interest associated with NRG’s 25% interest in NRG Wind TE Holdco’s Class B interests and JPMCC’s ownership of the Class A interests.

(d)                              Represents the removal of grant revenue for pre-acquisition periods to conform the previous policy for recording the receipt of cash grants as deferred revenue to NRG’s policy of reducing the value of the related property, plant and equipment.

(e)                               Represents the estimated decrease in net depreciation expense resulting from fair value adjustments to the acquired property, plant and equipment in connection with NRG’s accounting for the acquisition of certain of assets within the November 2015 Drop Down Assets.

(f)                                Represents additional borrowings utilized to fund the purchase price of the November 2015 Drop Down Assets. To fund the purchase price, the Company borrowed $209 million of its revolving credit facility.

(g)                               Represents the adjustment to reclassify the equity of the November 2015 Drop Down Assets to non-controlling interest. The acquisition represents a transfer of interests under common control and the equity was transferred at carrying value with no gain or loss recorded.